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Exhibit 32

      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
               PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Report of Voyager Petroleum, Inc. (the "Company") on Form 10-QSB for the three months ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Sebastien C. DuFort, President, (Principal Executive Officer) and Cathy A. Persin, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certify pursuant to 18 U.S.C.
section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                           By /s/ Sebastien C. DuFort
                              --------------------------------------------------
                              Sebastien, President (Principal Executive Officer)
                              Date: 05/21/07


                           By /s/ Cathy A. Persin
                              --------------------------------------------------
                              Cathy A. Persin, Chief Financial Officer
                              (Principal Financial and Accounting Officer)
                              Date: 05/21/07